UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2009
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7900 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Sunrise Senior Living, Inc. (“Sunrise”) is filing this Current Report on Form 8-K to report the voting results from its 2009 Annual Meeting of Stockholders held on Wednesday, November 18, 2009. The votes were tabulated and certified by American Stock Transfer & Trust Company (“AST”), the Company’s transfer agent, who served as the inspector of election appointed for the meeting.
     The items considered and voted upon at the 2009 Annual Meeting consisted of:
•	The election of six directors for one-year terms expiring at the 2010 annual meeting; and

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2009.
     There were a total of 50,972,275 shares of Sunrise common stock outstanding on September 25, 2009, the voting record date for the 2009 Annual Meeting. Of these, 43,567,496 shares were present in person or by proxy at the annual meeting, which constituted a quorum for the meeting.
Election of Six Directors
     At the 2009 Annual Meeting, each of the six director nominees (Glyn F. Aeppel, Thomas J. Donohue, David I. Fuente, Stephen D. Harlan, J. Douglas Holladay and William G. Little) were re-elected to new one-year terms. The vote totals for the election of directors, as certified by AST, were as follows:

Director	Votes For:	Withhold Authority:
Glyn F. Aeppel	39,532,630	4,034,866
Thomas J. Donohue	31,982,908	11,584,588
David I. Fuente	35,032,038	8,535,458
Stephen D. Harlan	37,909,369	5,658,127
J. Douglas Holladay	31,255,369	12,312,127
William G. Little	34,037,014	9,530,482
     The other directors whose terms of office as directors continue after the 2009 Annual Meeting are: Paul J. Klaassen, Lynn Krominga and Mark S. Ordan.
Proposal to Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for its Fiscal Year Ending December 31, 2009
     As certified by AST, this proposal received 42,883,388 votes for (98.4% of the shares present in person or by proxy and entitled to vote on the proposal), 619,525 votes against (1.42% of the shares present in person or by proxy and entitled to vote on the proposal) and there were 64,583 abstentions (0.15% of the shares present in person or by proxy and entitled to vote on the proposal). There were no broker non-votes for this proposal. Accordingly, this proposal was adopted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: November 19, 2009	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer